EXHIBIT 10.3

SECURITY AGREEMENT

This COMMERCIAL SECURITY AGREEMENT (this "Agreement") is entered into this 9th day of November, 2021, by SCOTT’S LIQUID GOLD-INC., a Colorado corporation with an address of 8400 E. Crescent Pkwy, Suite 450, Greenwood Village, CO 80111 ("Borrower"), SLG CHEMICALS, INC., a Colorado corporation with the same address as Borrower (“SLG Chemicals”), Neoteric Cosmetics, Inc. , a Colorado corporation with the same address as Borrower (collectively with Borrower and SLG Chemicals, “Grantors”), and LA PLATA CAPITAL, LLC, a Delaware limited liability company with an address of 90 Madison Street, Suite 303, Denver, CO 80206 ("Lender"), and is executed under the following terms and conditions:

1.SECURITY INTEREST. Each Grantor, as the owner of certain Collateral, hereby grants to Lender a continuing security interest in the Collateral described below to secure the obligations described in this Agreement.

2.OBLIGATIONS. The Collateral shall secure the payment and performance of all of Borrower's present and future, joint and/or several, direct and indirect, absolute and contingent, express and implied, obligations, including the Indebtedness, (including reasonable, documented costs of collection, reasonable, documented legal expenses and reasonable, documented attorneys' fees, incurred by Lender upon the occurrence of a default under this Agreement, in collecting or enforcing payment of such Indebtedness, or preserving, protecting or realizing on the Collateral herein), liabilities, obligations and covenants (cumulatively Obligations) to Lender arising under or pursuant to:

(a)	the Loan Agreement dated of even date herewith ("Loan Agreement");
(b)	the Promissory Note dated of even date herewith, in the original principal amount of

$2,000,000.00;

(c)	all amendments, modifications, replacements or substitutions to any of the foregoing; and,

(d)applicable law with respect to items (a), (b) and (c) directly above; (collectively, the “Obligations”).

3.	COLLATERAL. The Collateral shall consist of:

All of the present and future business assets of the each Grantor listed on Schedule A, which includes without limitation, all cash, accounts receivable (including, retainage), inventory, equipment, intellectual property and fixtures (collectively, the "Collateral").

4.BORROWER’S TAXPAYER IDENTIFICATION. Borrower’s taxpayer identification number is: 84- 0920811 .

5.RESIDENCY/LEGAL STATUS. Each Grantor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado.

6.REPRESENTATIONS, WARRANTIES, AND COVENANTS. Each Grantor represents, warrants and covenants to Lender that:

(a)	Such Grantor is and shall remain the owner of the Collateral owned by it on the date of this Agreement.

Commercial Security Agreement

(b)

Each Grantor’s chief executive office, chief place of business, office where its business records are located, is the address identified above. Borrower shall promptly advise Lender in writing of any change in or addition to the foregoing addresses.

Commercial Security Agreement

(c)

No Grantor shall become a party to any restructuring of its form of business or participate in any consolidation, merger, liquidation or dissolution without providing Lender with thirty (30) or more days’ prior written notice of such change.

(d)

The Collateral is and shall at all times remain free of all tax and other liens, security interests, encumbrances and claims of any kind except for Permitted Liens, the liens approved by Lender and liens imposed by law for taxes, assessments or governmental charges not yet due or which are being contested in good faith, or carriers', warehousemen's, mechanics', materialmen's, repairmen's and other similar liens imposed by law, arising in the ordinary course of business.. Without waiving the event of default as a result thereof, Borrower shall take any action and execute any document needed to discharge any other liens, security interests, encumbrances and claims.

(e)	Borrower shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein, other than with respect to the first priority security interest of UMB Bank, N.A. in connection with the Senior Debt.

(f)	Subject to the Intercreditor Agreement of even date herewith between Lender and UMB Bank,

N.A. (the “Intercreditor Agreement”), each Grantor shall provide Lender with possession of all documents constituting the Collateral, and shall cause such documents to be issued to indicate that the Collateral is subject to Lender's security interest.

(g)	Each Grantor has the right and is duly authorized to enter into and perform its obligations under this Agreement. Each Grantor’s execution and performance of these obligations do not conflict with the provisions of any statute, regulation, ordinance, rule of law, contract or other agreement which may now or hereafter be binding on such Grantor.

(h)	No action or proceeding is pending against any Grantor, which would reasonably be expected to result in any material or adverse change in its business operations or financial condition or adversely and materially affect the Collateral.

(i)	No Grantor has violated and shall not violate any applicable federal, state, county or municipal statute, regulation or ordinance which would reasonably be expected to materially and adversely affect its business operations or financial condition or the Collateral.

(j)	This Agreement and the obligations described in this Agreement are executed and incurred for business and not consumer purposes.

(k)

All accessions, accessories and additions affixed to the Collateral shall be free and clear of any lien interest at the time of such fixation, other than Permitted Liens and the liens permitted by item (d) above.

7.SALE OF COLLATERAL. No Grantor shall assign, convey, lease, sell or transfer any of the Collateral to any third party other than in the ordinary course of business, without the prior written consent of Lender except for the replacement of any obsolete equipment in the ordinary course of business.

8.FINANCING STATEMENTS AND OTHER DOCUMENTS. Borrower shall take all actions and execute all documents required by Lender to attach, perfect and maintain Lender's security interest in the Collateral and establish and

Commercial Security Agreement

maintain Lenders right to receive the payment of the proceeds of the Collateral including, but not limited to, executing any financing statements, fixture filings, continuation statements, notices of security interest and other documents required by applicable law. Borrower shall pay the costs of filing such documents in all offices wherever filing or recording is deemed by Lender to be necessary or desirable.

Commercial Security Agreement

9.INQUIRIES AND NOTIFICATION TO THIRD PARTIES. Each Grantor hereby authorizes Lender to contact any third party and make an inquiry pertaining to the Collateral, in each case upon the occurrence of an Event of Default that is continuing. In addition, Lender is authorized to provide oral or written notice of its security interest in the Collateral to any third party.

10.POWER OF ATTORNEY. Upon an Event of Default that is continuing, subject to the Intercreditor Agreement, each Grantor appoints Lender as its attorney-in-fact with prior notice to such Grantor to endorse Grantor's name on all remittances payable to Grantor with respect to the indebtedness or other documents pertaining to Lenders actions in connection with the Indebtedness. In addition, upon an Event of Default that is continuing, Lender shall be entitled, but not required, to perform any action or execute any document required to be taken or executed by any Grantor under this Agreement. Except where prior notice is expressly required by the terms of this Agreement, Lender shall use commercially reasonable efforts to provide notice to Grantors prior to taking any action taken in the two preceding sentences, provided that failure to deliver such notice shall not limit Lender’s right to take such action or the validity of any such action. Lender's performance of such action or execution of such documents shall not relieve any Grantor from any obligation or cure any default under this Agreement. The powers of attorney described in this paragraph are coupled with an interest and are irrevocable.

11.USE AND MAINTENANCE OF COLLATERAL. Each Grantor shall use the Collateral solely in the ordinary course of its business, for the usual purposes intended by the manufacturer (if applicable), with due care, and in compliance in all material respects with the laws, ordinances, regulations, requirements and rules of all federal, state, county and municipal authorities. No Grantor shall make any alterations, additions or improvements to the Collateral which would cause a material decrease in the value, without the prior written consent of Lender. Without limiting the foregoing, all alterations, additions and improvements made to the Collateral shall be subject to the security interest belonging to Lender, shall not be removed without the prior written consent of Lender except as otherwise provided herein other than in the ordinary course of business, and shall be made at Borrower's sole expense. Each Grantor shall take all actions and make any reasonable repairs or replacements needed to maintain the Collateral in good condition and working order, ordinary wear and tear and obsolescence excepted.

12.INSURANCE. The Collateral shall be kept insured at all times during the terms of this Agreement as set forth in the Loan Agreement.

13.INDEMNIFICATION. Lender shall not assume or be responsible for the performance of any of any Grantor's obligations with respect to the Collateral under any circumstances. Borrower shall immediately provide Lender with written notice of and indemnify, and hold Lender and its member, managers, shareholders, directors, officers, employees and agents harmless from, all claims, damages, liabilities (including reasonable, documented attorneys' fees and legal expenses), causes of action, actions, suits and other legal proceedings (collectively, “Claims”) pertaining to its business operations or the Collateral including, but not limited to, those arising from Lender’s performance of any Grantor's obligations with respect to the Collateral, unless such claim arises from Lender's gross negligence, intentional misconduct or breach of its obligations hereunder. Borrower, upon the request of Lender, shall hire legal counsel to defend Lender from such Claims, and pay the reasonable attorneys' fees, legal expenses and other costs to the extent permitted by applicable law, incurred in connection therewith. If Borrower fails to hire such legal counsel, Lender shall be entitled to employ its own legal counsel to defend such Claims at Borrower's reasonable cost.

14.TAXES AND ASSESSMENTS. Borrower shall file all tax returns and pay all taxes in compliance with the provisions of Section 5.8 of the Loan Agreement.

Commercial Security Agreement

15.INSPECTION OF COLLATERAL AND BOOKS AND RECORDS. Upon no less than five business days’ notice, Borrower shall allow Lender or its agents to examine, inspect and make abstracts and copies of the Collateral and each Grantor's books and records pertaining to such Grantor's business operations and financial

Commercial Security Agreement

condition or the Collateral during normal business hours, but no more often than twice in any calendar year. Borrower shall provide any reasonable assistance required by Lender for these purposes. All of the signatures and information pertaining to the Collateral or contained in the books and records shall be genuine, true, accurate and complete in all respects. Borrower shall note the existence of Lender's security interest in its books and records pertaining to the Collateral.

16.DEFAULT. The Grantors shall be in default under this Agreement upon an Event of Default as defined and set forth in Section 7 of the Loan Agreement.

17.RIGHTS OF LENDER ON DEFAULT. Upon an Event of Default that is continuing, and subject to the Intercreditor Agreement, Lender shall be entitled to exercise all of the remedies set forth in the Loan Agreement and applicable law, which may include one or more of the following remedies without notice or demand (except as required by law):

(a)	to declare the Obligations, including the Indebtedness, immediately due and payable in full;
(b)	to collect the outstanding Obligations, including the Indebtedness, with or, to the extent permitted by applicable law, without resorting to judicial process;
(c)	to take possession of any Collateral in any manner permitted by law;
(d)

to apply for and obtain, without notice and upon ex parte application, the appointment of a receiver for the Collateral without regard to Borrower's financial condition or solvency, the adequacy of the Collateral to secure the payment or performance of the obligations or the existence of any waste to the Collateral;

(e)	to require Borrower to deliver and make available to Lender any Collateral at a place reasonably convenient to Borrower and Lender;
(f)	to sell, lease or otherwise dispose of any Collateral in compliance with the UCC, and collect any deficiency balance in the manner provided by law;
(g)	to set off Borrower's Obligations against any amounts due to Borrower including, but not limited to, monies, instruments, and deposit accounts maintained with Lender; and
(h)	to exercise all other rights available to Lender under any other written agreement or applicable law.

Lender's rights are cumulative and may be exercised together, separately, and in any order. Lender will provide reasonable notification of the time and place of any sale or intended disposition as required under the Uniform Commercial Code. In the event that Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of a prejudgment remedy in an action against any Grantor, such Grantor waives the posting of any bond which might otherwise be required. Lender's remedies under this paragraph are in addition to those available at common law, such as setoff.

18.WAIVER OF JURY TRIAL. LENDER AND EACH GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THE PROMISSORY NOTE, THIS AGREEMENT AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A

Commercial Security Agreement

MATERIAL INDUCEMENT FOR LENDER MAKING THE LOAN EVIDENCED BY THE PROMISSORY NOTE.

Commercial Security Agreement

19.APPLICATION OF PAYMENTS. Whether or not an Event of Default has occurred under this Agreement, subject to the Intercreditor Agreement, all payments made by or on behalf of any Grantor and all credits due to any Grantor from the disposition of the Collateral or otherwise, may be applied against the amounts paid by Lender (including reasonable, documented attorneys' fees and legal expenses in the event of default) in connection with the exercise of its rights or remedies described in this Agreement and any interest there on and then to the payment of the remaining Obligations in whatever order Lender chooses.

20.REIMBURSEMENT OF AMOUNTS EXPENDED BY LENDER. Borrower shall reimburse Lender for all amounts (including reasonable, documented attorneys' fees and legal expenses in connection with an Event of Default that is continuing) expended by Lender in the performance of any action required to be taken by any Grantor or the exercise of any right or remedy belonging to Lender under this Agreement, together with interest thereon at the rate described in the Loan Agreement from the date of payment until the date of reimbursement. These sums shall be included in the definition of Obligations, shall be secured by the Collateral identified in this Agreement and shall be payable upon demand.

21.ASSIGNMENT. No Grantor shall be entitled to assign any of its rights, remedies or obligations described in this Agreement without the prior written consent of Lender. Consent may be withheld by Lender in its sole discretion. Lender shall be entitled to assign this Agreement, or some or all of its rights and remedies described in this Agreement, to an assignee to which it assigns its rights and obligations under the Loan Agreement, without notice to or the prior consent of any Grantor in any manner.

22.MODIFICATION AND WAIVER. The modification or waiver of any of any Grantor’s obligations or Lender's rights under this Agreement must be contained in a writing signed by Lender and such Grantor. Lender may perform any of any Grantor's obligations or delay or fail to exercise any of its rights without causing a waiver of those obligations or rights. A waiver on one occasion shall not constitute a waiver on any other occasion. Grantors’ obligations under this Agreement shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases any of the obligations belonging to any Grantor or third party or any of its rights against any Grantor, third party or collateral.

23.SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each Grantor and Lender and their respective successors, assigns, trustees, receivers, administrators, personal representatives, legatees, and devisees.

24.NOTICES. Any notice or request required hereunder shall be deemed given as set forth in the Loan Agreement. Notices or requests to be given to Grantors other than Lender shall be given to Borrower as set forth in the Loan Agreement.

25.SEVERABILITY. If any provision of this Agreement violates the law or is unenforceable, the rest of the Agreement shall remain valid.

26.APPLICABLE LAW. This Agreement has been delivered to Lender and accepted by Lender in the State of Colorado. If there is a lawsuit concerning the provisions of this Agreement, each Grantor and Lender submits to the jurisdiction of the courts of the City and County of Denver, State of Colorado or to the courts of the jurisdiction where the Collateral is located. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado,

Commercial Security Agreement

without giving effect to principles of conflicts of laws.

Commercial Security Agreement

27.COLLECTION COSTS. If Lender hires an attorney to assist in collecting any amount due or enforcing any right or remedy under this Agreement, Borrower agrees to pay Lender’s reasonable and documented out-of- pocket attorneys’ fees and collection costs so incurred by Lender.

28.MISCELLANEOUS. This Agreement is executed for commercial purposes. Grantors and Lender agree that time is of the essence. This Agreement shall remain in full force and effect until all obligations under the Loan Agreement are paid in full. This Agreement and any related documents represent the complete and integrated understanding between Grantors and Lender pertaining to the terms and conditions of those documents. Capitalized terms in this Agreement not otherwise defined shall have the meaning ascribed to them in the Loan Agreement.

29.ACKNOWLEDGMENT OF INTERCREDITOR AGREEMENT. Lender acknowledges that (i) as more fully set forth in the Intercreditor Agreement, the Collateral as now or hereafter constituted is subject to the Intercreditor Agreement and (ii) liens granted or purported to be granted on any of the Collateral pursuant to this Agreement are subject to and qualified and limited by the Intercreditor Agreement and the security documents delivered to UMB Bank, N.A. in connection with the Senior Debt Facilities, and actions that may be taken thereunder.

[ SIGNATURE PAGE FOLLOWS]

Commercial Security Agreement

EACH GRANTOR AND LENDER EACH ACKNOWLEDGES THAT IT HAS READ, UNDERSTANDS, AND HEREBY AGREES TO THE TERMS AND CONDITIONS OF THIS COMMERCIAL SECURITY AGREEMENT.

DATED as of the day and year first above written.

BORROWER:

SCOTT’S LIQUID GOLD-INC.,

a Colorado corporation

By: /s/ Tisha Pedrazzini
Name: Tisha Pedrazzini

Title: President

SLG CHEMICALS, INC., a

Colorado corporation

By: /s/ Tisha Pedrazzini
Name: Tisha Pedrazzini

Title: President

NEOTERIC COSMETICS, INC.,

a Colorado corporation

By: /s/ Tisha Pedrazzini
Name: Tisha Pedrazzini

Title: President

[additional signature page follows]

Signature Page to Commercial Security Agreement

LENDER:

LA PLATA CAPITAL LLC

By:/s/ Geoffrey M. Long

Name: Geoffrey M. Long

Title: President

Signature Page to Commercial Security Agreement

EXHIBIT A

to Security Agreement among

LaPlata Capital, LLC and Scott’s Liquid Gold-Inc., et al.

The following assets are the Collateral:

DEBTORS:	SCOTT’S LIQUID GOLD-INC., a Colorado corporation SLG CHEMICALS, INC.

NEOTERIC COSMETICS, INC., a Colorado corporation

SECURED PARTY:LA PLATA CAPITAL LLC, a Delaware limited liability company

COLLATERAL DESCRIPTION

All now owned and hereafter acquired and wherever located personal property of the Debtors identified above, each capitalized term as defined in Article 9 of the Colorado Uniform Commercial Code:

(a)	Accounts, including all contract rights, and all receivables.
(ii)	Inventory, including all returned inventory.
(iii)	Equipment, including all Accessions thereto, and all manufacturers’ warranties, parts and tools therefore.
(iv)	Investment Property.
(v)	Instruments, including all promissory notes and certificated certificates of deposit.
(vi)	Deposit Accounts with Secured Party.
(vii)	Chattel Paper (whether tangible or electronic).
(viii)	Goods, including all Fixtures and timber to be cut.
(ix)	Farm Products, including all crops grown, growing or to be grown, livestock (born and unborn), supplies used or produced in a farming operation, and products of crops and livestock.
(x)	As-Extracted Collateral from every county and state.
(xi)	All Letter-of-Credit Rights.
(xii)	Documents of Title.
(xiii)	Commercial Tort Claims.
(xiv)	Money, including currency and/or rare coins delivered to and in possession of the Secured Party.
(xv)	Software.

(xv)Manufactured Homes.

(xvii)	Vehicles, including recreational vehicles and watercraft.
(xviii)

General intangibles, including all Payment Intangibles, copyrights, trademarks, patents, tradenames, brands, goodwill, tax refunds, company records (paper and electronic), rights under equipment leases, warranties, and software licenses.

(xix)	Supporting Obligations.
(xx)	To the extent not listed above as original collateral, all proceeds (cash and non-cash) and products of the foregoing.

THIS SECURITY AGREEMENT IS INTENDED TO COVER “ALL ASSETS” OF EACH DEBTOR